Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-75372) pertaining to the Restated Stock Option Plan of ImmunoGen, Inc. of our reports dated August 28, 2007, with respect to the consolidated financial statements and schedule of ImmunoGen, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2007, and the effectiveness of internal control over financial reporting of ImmunoGen, Inc., filed with the Securities and Exchange Commission.

Boston, Massachusetts	/s/ Ernst & Young LLP
November 27, 2007